Exhibit 99.1

Ichor Holdings, Ltd. Announces Second Quarter 2021 Financial Results

FREMONT, Calif., August 3, 2021–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems for semiconductor capital equipment, today announced second quarter 2021 financial results.

Highlights for the second quarter of 2021:

•	Revenues of $282 million, up 27% year-over-year and our ninth consecutive quarter of revenue growth;
•	Gross margin of 16.8% on a GAAP and non-GAAP basis;
•	Net earnings of $0.79 per diluted share on a GAAP basis and $0.90 on a non-GAAP basis; and
•	Cash flow from operations of $13 million and free cash flow of $3 million.

“We are pleased to report strong financial results for the second quarter, in which we achieved another revenue record, sequential gross margin improvement of over 70 basis points, and earnings at the upper end of our forecast,” commented Jeff Andreson, chief executive officer. “Now half-way through a year of unprecedented demand for wafer fab equipment, we are executing well in a continued challenging operating environment. Favorable product mix, along with some earlier-than-anticipated progress on our cost reduction initiatives, drove gross margin and operating profitability to their highest levels in three years. This has also been the strongest period of free cash flow generation in Ichor history, with $82 million generated in the last 12 months, totaling over 8% of revenues.” Mr. Andreson concluded, “Robust customer demand, a very healthy demand environment for semiconductors, and good visibility into the coming quarters all indicate that Ichor is well-positioned to continue to deliver strong revenues, operating leverage, and cash flows during a period of industry growth that is expected to extend well beyond this year.”

	Q2 2021	Q1 2021	Q2 2020
	(dollars in thousands, except per share amounts)
U.S. GAAP Financial Results:
Net sales	$282,308	$264,566	$221,564
Gross margin	16.8%	14.9%	13.2%
Operating margin	8.9%	6.9%	4.2%
Net income	$22,865	$14,638	$6,811
Diluted EPS	$0.79	$0.51	$0.30

	Q2 2021	Q1 2021	Q2 2020
	(dollars in thousands, except per share amounts)
Non-GAAP Financial Results:
Gross margin	16.8%	16.1%	14.0%
Operating margin	11.2%	10.2%	7.5%
Net income	$26,307	$21,725	$12,569
Diluted EPS	$0.90	$0.76	$0.54

U.S. GAAP Financial Results Overview

For the second quarter of 2021, revenue was $282.3 million, net income was $22.9 million, and net income per diluted share (“diluted EPS”) was $0.79. This compares to revenue of $264.6 million and $221.6 million, net income of $14.6 million and $6.8 million, and diluted EPS of $0.51 and $0.30, for the first quarter of 2021 and second quarter of 2020, respectively.

Non-GAAP Financial Results Overview

For the second quarter of 2021, non-GAAP net income was $26.3 million and non-GAAP diluted EPS was $0.90. This compares to non-GAAP net income of $21.7 million and $12.6 million, and non-GAAP diluted EPS of $0.76 and $0.54, for the first quarter of 2021 and second quarter of 2020, respectively.

Third Quarter 2021 Financial Outlook

For the third quarter of 2021, we expect revenue to be in the range of $290 million to $320 million. We expect GAAP diluted EPS to be in the range of $0.75 to $0.92 and non-GAAP diluted EPS to be in the range of $0.90 to $1.06.

This outlook for non‑GAAP diluted EPS excludes known charges related to amortization of intangible assets, share‑based compensation expense, tax adjustments related to these non-GAAP adjustments, and non-recurring charges known at the time of providing this outlook. This outlook for non-GAAP diluted EPS excludes any items that are unknown at this time, such as non-recurring tax-related items or other unusual items which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Balance Sheet and Cash Flow Results

We ended the second quarter of 2021 with cash of $141.7 million, a decrease of $101.2 million from the end of the prior quarter, and a decrease of $111.2 million during the six months ended June 25, 2021. The decrease from the end of the prior quarter was primarily due to purchases of marketable securities of $105.0 million, capital expenditures of $10.0 million, and payments on long-term debt of $2.2 million, partially offset by cash provided by operating activities of $13.2 million and net proceeds from the issuance of shares under our share-based compensation plans of $2.2 million. The decrease during the six months ended June 25, 2021 was primarily due to purchases of marketable securities of $105.0 million, payments on long-term debt of $34.4 million, and capital expenditures of $15.4 million, partially offset by cash provided by operating activities of $38.9 million and net proceeds from the issuance of shares under our share-based compensation plans of $4.2 million.

Our cash provided by operating activities of $38.9 million during the six months ended June 25, 2021 consisted of net income of $37.5 million and net non-cash charges of $17.7 million, partially offset by an increase in our net operating assets and liabilities of $16.3 million. Net non-cash charges primarily consisted of depreciation and amortization of $11.5 million, share-based compensation of $5.1 million, and deferred taxes of $1.1 million. The increase in our net operating assets and liabilities was primarily due to an increase in inventories and accounts receivable of $31.5 million and $18.1 million, respectively, partially offset by an increase in accounts payable of $33.3 million.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release also contains non-GAAP financial results, including non-GAAP gross profit, non‑GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, and free cash flow. Management uses these non-GAAP metrics to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. Non-GAAP gross profit, operating income, and net income are defined as: gross profit, operating income, or net income excluding (1) amortization of intangible assets, share-based compensation expense, and non-recurring expenses, including contract settlement losses and facility shutdown costs, to the extent they are present in gross profit, operating income, and net income; and (2) the tax impacts associated with our non-GAAP adjustments, as well as non-recurring discrete tax items. Non-GAAP diluted EPS is defined as non-GAAP net income divided by weighted average diluted ordinary shares outstanding during the period. Free cash flow is defined as cash provided by operating activities, less capital expenditures. Tables showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, are included at the end of this press release.

Non-GAAP results have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for our results reported under GAAP. Other companies may calculate non-GAAP results differently or may use other measures to evaluate their performance, both of which could reduce the usefulness of our non-GAAP results as a tool for comparison.

Because of these limitations, you should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results and you should not infer from our presentation of non-GAAP results that our future results will not be affected by these expenses or any unusual or non-recurring items.

Conference Call

We will conduct a conference call to discuss our second quarter 2021 results and business outlook on August 3, 2021, at 1:30 p.m. PDT.

To listen to a live webcast of the call, please visit our investor relations website at ir.ichorsystems.com, or go to the live link at webcast-eqs.com/ichorholdings20210803/en. To listen via telephone, please call (877) 407‑0989 (domestic) or +1 (201) 389‑0921 (international), conference ID: 13721099.

After the call, an on-demand replay will be available at the same webcast link.

About Ichor

We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment. Our product offerings include gas and chemical delivery systems and subsystems, collectively known as fluid delivery systems and subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery systems and subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also manufacture precision-machined components, weldments, and proprietary products for use in fluid delivery systems for direct sales to our customers. This vertically-integrated portion of our business is primarily focused on metal and plastic parts that are used in gas and chemical systems, respectively. We are headquartered in Fremont, CA. ichorsystems.com.

We use a 52- or 53-week fiscal year ending on the last Friday in December. The three months ended June 25, 2021, March 26, 2021, and June 26, 2020 were all 13 weeks. References to the first and second quarters of 2021 and the second quarter of 2020 relate to the three-month periods then ended.

Safe Harbor Statement

Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "guidance," "expects," "intends," “may,” “will,” "projects," "plans," “predicts,” "believes," “could,” "estimates," "targets," "anticipates," “look forward,” and similar expressions are used to identify these forward-looking statements.

Examples of forward-looking statements include, but are not limited to, statements regarding financial results for our third fiscal quarter of 2021, statements regarding the impacts of the COVID-19 pandemic, materials or component shortages from suppliers, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including: (1) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (2) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (3) negotiating leverage held by our customers, (4) competitiveness and rapid evolution of the industries in which we participate, (5) risks associated with weakness in the global economy and geopolitical instability, (6) keeping pace with developments in the industries we serve and with technological innovation generally, (7) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (8) managing our manufacturing and procurement process effectively, (9) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, (10)  dependence on a limited number of suppliers, and (11) the impact of the COVID‑19 pandemic, any related or unrelated public health threat or fear of such event on economic activity, us and our customers, suppliers, employees, and other business relations, including, but not limited to, demand for our products, workforce availability, and costs to manufacture our products. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors, and uncertainties identified in the "Risk Factors" section of our Annual Report on Form 10‑K filed with the SEC on March 5, 2021.

All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.

Contact:

Larry Sparks, CFO 510-897-5200

Claire McAdams, IR & Strategic Initiatives 530-265-9899

ir@ichorsystems.com

Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.

Consolidated Balance Sheets

(dollars in thousands, except per share amounts)

(unaudited)

	June 25, 2021	December 25, 2020
Assets
Current assets:
Cash and cash equivalents	$141,714	$252,899
Marketable securities	104,951	—
Accounts receivable, net	119,108	100,977
Inventories	166,256	134,756
Prepaid expenses and other current assets	8,491	7,082
Total current assets	540,520	495,714
Property and equipment, net	52,374	41,811
Operating lease right-of-use assets	9,333	10,088
Other noncurrent assets	7,036	5,503
Deferred tax assets, net	5,235	6,324
Intangible assets, net	33,064	39,845
Goodwill	174,887	174,887
Total assets	$822,449	$774,172
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$149,844	$116,664
Accrued liabilities	19,820	20,792
Other current liabilities	14,216	10,700
Current portion of long-term debt	8,750	8,750
Current portion of lease liabilities	5,108	5,128
Total current liabilities	197,738	162,034
Long-term debt, less current portion, net	157,630	191,522
Lease liabilities, less current portion	4,497	5,272
Deferred tax liabilities, net	109	109
Other non-current liabilities	3,992	3,546
Total liabilities	363,966	362,483
Shareholders’ equity:
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding)	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 28,326,559 and 27,907,077 shares outstanding, respectively; 32,763,998 and 32,344,516 shares issued, respectively)	3	3
Additional paid in capital	408,626	399,311
Treasury shares at cost (4,437,439 shares)	(91,578)	(91,578)
Accumulated other comprehensive loss	(24)	—
Retained earnings	141,456	103,953
Total shareholders’ equity	458,483	411,689
Total liabilities and shareholders’ equity	$822,449	$774,172

ICHOR HOLDINGS, LTD.

Consolidated Statement of Operations

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Six Months Ended
	June 25, 2021	March 26, 2021	June 26, 2020	June 25, 2021	June 26, 2020
Net sales	$282,308	$264,566	$221,564	$546,874	$441,592
Cost of sales	234,955	225,054	192,302	460,009	383,556
Gross profit	47,353	39,512	29,262	86,865	58,036
Operating expenses:
Research and development	4,049	3,515	3,509	7,564	6,831
Selling, general, and administrative	14,699	14,349	13,113	29,048	29,731
Amortization of intangible assets	3,390	3,391	3,336	6,781	6,670
Total operating expenses	22,138	21,255	19,958	43,393	43,232
Operating income	25,215	18,257	9,304	43,472	14,804
Interest expense	1,591	1,919	2,302	3,510	4,676
Other expense (income), net	22	185	2	207	(29)
Income before income taxes	23,602	16,153	7,000	39,755	10,157
Income tax expense (benefit)	737	1,515	189	2,252	(53)
Net income	$22,865	$14,638	$6,811	$37,503	$10,210
Net income per share:
Basic	$0.81	$0.52	$0.30	$1.33	$0.45
Diluted	$0.79	$0.51	$0.30	$1.30	$0.44
Shares used to compute net income per share:
Basic	28,180,821	28,004,248	22,836,400	28,092,535	22,786,782
Diluted	29,092,521	28,729,112	23,066,976	28,942,902	23,099,946

ICHOR HOLDINGS, LTD.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	June 25, 2021	March 26, 2021	June 26, 2020	June 25, 2021	June 26, 2020
Cash flows from operating activities:
Net income	$22,865	$14,638	$6,811	$37,503	$10,210
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	5,807	5,657	5,925	11,464	11,662
Share-based compensation	2,681	2,415	2,141	5,096	5,006
Deferred income taxes	577	512	(338)	1,089	384
Amortization of debt issuance costs	241	242	241	483	484
Gain on sale of asset disposal group	(504)	—	—	(504)	—
Other	59	—	—	59	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(10,434)	(7,697)	(17,286)	(18,131)	(20,010)
Inventories	(22,194)	(9,306)	(5,469)	(31,500)	(22,153)
Prepaid expenses and other assets	(990)	512	1,431	(478)	563
Accounts payable	11,201	22,101	(1,337)	33,302	(13,717)
Accrued liabilities	2,515	(3,467)	3,706	(952)	3,138
Other liabilities	1,417	41	28	1,458	(750)
Net cash provided by (used in) operating activities	13,241	25,648	(4,147)	38,889	(25,183)
Cash flows from investing activities:
Capital expenditures	(9,969)	(5,400)	(3,195)	(15,369)	(5,665)
Purchase of marketable securities	(105,033)	—	—	(105,033)	—
Proceeds from sale of property and equipment	504	—	—	504	—
Net cash used in investing activities	(114,498)	(5,400)	(3,195)	(119,898)	(5,665)
Cash flows from financing activities:
Issuance of ordinary shares under share-based compensation plans	3,463	2,654	308	6,117	2,966
Employees' taxes paid upon vesting of restricted share units	(1,251)	(667)	(393)	(1,918)	(1,386)
Borrowings on revolving credit facility	—	—	25,000	—	30,000
Repayments on revolving credit facility	—	(30,000)	—	(30,000)	—
Repayments on term loan	(2,187)	(2,188)	(2,187)	(4,375)	(4,375)
Net cash provided by (used in) financing activities	25	(30,201)	22,728	(30,176)	27,205
Net increase (decrease) in cash	(101,232)	(9,953)	15,386	(111,185)	(3,643)
Cash at beginning of period	242,946	252,899	41,583	252,899	60,612
Cash at end of period	$141,714	$242,946	$56,969	$141,714	$56,969
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$1,499	$1,842	$2,104	$3,341	$4,240
Cash paid during the period for taxes, net of refunds	$605	$667	$—	$1,272	$34
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$246	$2,273	$1,191	$246	$1,191
Right-of-use assets obtained in exchange for new operating lease liabilities	$1,345	$364	$—	$1,709	$328

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Gross Profit to Non-GAAP Gross Profit

(dollars in thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	June 25, 2021	March 26, 2021	June 26, 2020	June 25, 2021	June 26, 2020
U.S. GAAP gross profit	$47,353	$39,512	$29,262	$86,865	$58,036
Non-GAAP adjustments:
Share-based compensation	298	306	239	604	435
Other non-recurring expense, net (1)	—	106	—	106	—
Contract settlement loss (2)	—	—	—	—	1,386
Facility shutdown costs (3)	(102)	2,399	1,475	2,297	1,475
Fair value adjustment to inventory from acquisitions (4)	—	211	—	211	—
Non-GAAP gross profit	$47,549	$42,534	$30,976	$90,083	$61,332
U.S. GAAP gross margin	16.8%	14.9%	13.2%	15.9%	13.1%
Non-GAAP gross margin	16.8%	16.1%	14.0%	16.5%	13.9%

(1)	Included in this amount for the first quarter of 2021 and the six months ended June 25, 2021 is primarily a non-recurring settlement charge.
(2)	During the first quarter of 2020, we reached a mutual settlement with the counterparty of a contract dispute and, accordingly, recorded a $1.4 million contract settlement loss to cost of sales.
(3)

During the second quarter of 2020, we announced the closure of our manufacturing facility in Union City, California, which we completed during the second quarter of 2021. Included in this amount for the second quarter of 2021 is a $0.5 million gain realized upon the sale of equipment and other fixed assets, partially offset by $0.4 million in write-off costs associated with inventories determined during the quarter to be obsolete. As of the end of the second quarter of 2021, the facility was closed and vacated, and no further charges are expected on a go-forward basis.

Included in this amount for the first quarter of 2021 are write-off costs associated with inventories determined during the quarter to be obsolete of $2.2 million and severance costs associated with affected employees of $0.2 million.

Included in this amount for the second quarter of 2020 and the six months ended June 26, 2020 are write-off costs associated with inventories determined during the period to be obsolete of $1.3 million and severance costs associated with affected employees of $0.2 million.

Included in this amount for the fourth quarter of 2020 are severance costs and accelerated depreciation charges associated with property and equipment expected to be abandoned at the time of facility closure of $0.1 million and $0.2 million, respectively.

(4)

As part of our purchase price allocation for our acquisition of a precision machining operation in Mexico in December 2020, we recorded acquired-inventory at fair value, resulting in a fair value step-up of $0.2 million. This was subsequently released to cost of sales in the first quarter of 2021 as acquired-inventory was sold.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Operating Income to Non-GAAP Operating Income

(dollars in thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	June 25, 2021	March 26, 2021	June 26, 2020	June 25, 2021	June 26, 2020
U.S. GAAP operating income	$25,215	$18,257	$9,304	$43,472	$14,804
Non-GAAP adjustments:
Amortization of intangible assets	3,390	3,391	3,336	6,781	6,670
Share-based compensation	2,681	2,415	2,141	5,096	5,006
Other non-recurring expense, net (1)	110	278	195	388	2,885
Contract settlement loss (2)	—	—	—	—	1,386
Facility shutdown costs (3)	172	2,510	1,536	2,682	1,536
Fair value adjustment to inventory from acquisitions (4)	—	211	—	211	—
Non-GAAP operating income	$31,568	$27,062	$16,512	$58,630	$32,287
U.S. GAAP operating margin	8.9%	6.9%	4.2%	7.9%	3.4%
Non-GAAP operating margin	11.2%	10.2%	7.5%	10.7%	7.3%

(1)

Included in this amount for the first and second quarters of 2021 are (i) non-capitalized costs incurred in connection with our implementation of a new ERP system and a Sarbanes-Oxley (“SOX”) compliance program and (ii) a non-recurring settlement charge.

Included in this amount for the second quarter of 2020 are primarily (i) acquisition-related expenses associated with a two-year retention agreement between the Company and key management personnel of IAN (the “IAN retention agreement”), which we acquired in April 2018, and (ii) non-capitalizable costs incurred in connection with our implementation of a new ERP system and a SOX compliance program.

Included in this amount for the six months ended June 26, 2020 are (i) a $1.8 million bonus payment to our former CEO in connection with his transition to executive chairman, (ii) acquisition-related expenses associated with the IAN retention agreement, and (iii) non-capitalizable costs incurred in connection with our implementation of a new ERP system and a SOX compliance program.

(2)	See footnote 2 on page 8.
(3)

During the second quarter of 2020, we announced the closure of our manufacturing facility in Union City, California, which we completed during the second quarter of 2021. Included in this amount for the second quarter of 2021 are $0.4 million in write-off costs associated with inventories determined during the quarter to be obsolete and $0.3 million in other shutdown related charges, partially offset by a $0.5 million gain realized upon the sale of equipment and other fixed assets. As of the end of the second quarter of 2021, the facility was closed and vacated, and no further charges are expected on a go-forward basis.

Included in this amount for the first quarter of 2021 are write-off costs associated with inventories determined during the quarter to be obsolete of $2.2 million and severance costs associated with affected employees of $0.2 million.

Included in this amount for the second quarter of 2020 and the six months ended June 26, 2020 are write-off costs associated with inventories determined during the period to be obsolete of $1.3 million and severance costs associated with affected employees of $0.2 million.

(4)	See footnote 4 on page 8.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Six Months Ended
	June 25, 2021	March 26, 2021	June 26, 2020	June 25, 2021	June 26, 2020
U.S. GAAP net income	$22,865	$14,638	$6,811	$37,503	$10,210
Non-GAAP adjustments:
Amortization of intangible assets	3,390	3,391	3,336	6,781	6,670
Share-based compensation	2,681	2,415	2,141	5,096	5,006
Other non-recurring expense, net (1)	110	278	195	388	2,885
Contract settlement loss (2)	—	—	—	—	1,386
Facility shutdown costs (3)	172	2,510	1,536	2,682	1,536
Fair value adjustment to inventory from acquisitions (4)	—	211	—	211	—
Tax adjustments related to non-GAAP adjustments (5)	(2,911)	(1,718)	(1,450)	(4,629)	(3,066)
Non-GAAP net income	$26,307	$21,725	$12,569	$48,032	$24,627
U.S. GAAP diluted EPS	$0.79	$0.51	$0.30	$1.30	$0.44
Non-GAAP diluted EPS	$0.90	$0.76	$0.54	$1.66	$1.07
Shares used to compute diluted EPS	29,092,521	28,729,112	23,066,976	28,942,902	23,099,946

(1)	See footnote 1 on page 9.
(2)	See footnote 2 on page 8.
(3)	See footnote 3 on page 9.
(4)	See footnote 4 on page 8.
(5)

Adjusts U.S. GAAP income tax expense (benefit) for impact of our non-GAAP adjustments, as defined, including the impacts of excluding share-based compensation, amortization of intangible assets, and other non-recurring expenses. This adjustment also excludes the impact of non-recurring discrete tax items.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Net Cash Provided by Operating Activities to Free Cash Flow

(in thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	June 25, 2021	March 26, 2021	June 26, 2020	June 25, 2021	June 26, 2020
Net cash provided by (used in) operating activities	$13,241	$25,648	$(4,147)	$38,889	$(25,183)
Capital expenditures	(9,969)	(5,400)	(3,195)	(15,369)	(5,665)
Free cash flow	$3,272	$20,248	$(7,342)	$23,520	$(30,848)